SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K/A
Amendment to Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006 (January 18, 2006)

SoftNet Technology Corp.
(Exact name of Registrant as specified in charter)

    Nevada                                   000-07693                             74-3035831
(State or other                        (Commission file                        (I.R.S. Employer
jurisdiction of                                number)                       Identification Number)
incorporation)

11 Commerce Drive, 2nd Floor
Cranford, New Jersey  07016
(Address of Principal Executive Offices)

(908) 204-9911
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

          As disclosed in the Company’s 8-K dated January 23, 2006, the Company closed on a certain Plan and Agreement of Reorganization (the “Agreement”) with Inspara, Inc. (“InsPara”) pursuant to which InsPara would merge with and into the Company (the “Merger”).  Under the Agreement, following the Merger, the stockholders of InsPara were to receive, pro rata, a total of 49,890,424 shares of this Company’s Common Stock (the “Acquisition Shares”).  The Acquisition Shares are unregistered shares and will only be free trading upon a filing of a Registration Statement for the Acquisition Shares, or an exemption from the registration thereof.  Following adjustments for rounding and fractional shares, the amount of shares to be issued has increased from 49,890,424 to 49,999,998.

Item 3.02 Unregistered Sales of Equity Securities

          Pursuant to the Agreement, and upon the closing of the Merger and adjusted for rounding and fractional shares, the stockholders of InsPara are to receive, pro rata, a total of 49,999,998 Acquisition Shares.  The Acquisition Shares are unregistered shares and will only be free trading upon a filing of a Registration Statement for the Acquisition Shares, or an exemption from the registration thereof.

Item 9.01  Financial Statements and Exhibits.

  Financial Statements of Businesses Acquired.
  The required financial statements will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

  Pro Forma Financial Information.
  The required pro forma financial information will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

  Exhibits.
  None.

Signatures

          Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 3, 2006                                                                 SoftNet Technology Corp.
                                                                                                        (Registrant)

                                                                                                         /s/  James M. Farinella
                                                                                                         James M. Farinella/President and CEO